eXHIBIT 99.1 For Immediate Release
Waste Management Announces Third Quarter Earnings	FOR MORE INFORMATION Waste Management Web site www.wm.com

Continued Strong Operating Performance Generates More Than $1 Billion of Net
Cash Provided by Operating Activities and Strong Operating EBITDA Margin

Houston — Nov. 2, 2020 — Waste Management, Inc. (NYSE: WM) today announced financial results for the quarter ended September 30, 2020.

	Three Months Ended		Three Months Ended		Analysts
	September 30, 2020 (in millions, except per share amounts)		September 30, 2019 (in millions, except per share amounts)		Ed Eql 713.265.1656
					eegl@wm.com
	As Reported	As Adjusted(a)	As Reported	As Adjusted(a)
					Media
Revenue	$3,861	$3,861	$3,967	$3,967	Janette Micell
					602.579.6152
Income from Operations	$680	$721	$734	$737	jmicelli@wm.com

Operating EBITDA(b)	$1,099	$1,140	$1,138	$1,141

Net Income(c)	$390	$465	$495	$502

Diluted EPS	$0.92	$1.09	$1.16	$1.19

“We’ve consistently pointed to operating EBITDA as the best measure of the health of our business, and despite the challenging backdrop, we delivered third quarter adjusted operating EBITDA results in line with last year’s record performance and expanded adjusted operating EBITDA margin by 70 basis points,” said Jim Fish, Waste Management’s President and Chief Executive Officer.(a) “This is a testament both to our team’s ability to optimize our business in the new environment as well as the progress of economic recovery in North America.

“In addition to our strong quarterly results, we are also proud to have published our 2020 Sustainability Report last month. Titled ‘Building Value Together,’ the report describes how we are addressing challenges and opportunities related to the environment, social issues and governance, and doing so in close partnership with our customers, suppliers and communities. Amidst the crises of 2020, we remained steadfast to our commitments of putting people first, advocating for inclusion and diversity, protecting the environment, and contributing to a circular economy.”

Given the strength of the Company’s third quarter, which demonstrated the resilience of the business model and strong execution on reducing the cost to serve, the Company expects to exceed its 2020 adjusted operating EBITDA margin guidance of 28.0% to 28.5% and generate free cash flow in excess of $2 billion.(a)(d)

Key Highlights for the THIRD Quarter OF 2020

Revenue

•	In the third quarter of 2020, revenue declined $99 million in the Company’s collection and disposal business compared to the third quarter of 2019, driven by $192 million in volume declines partially offset by $93 million of growth from yield.
•	Core price for the third quarter of 2020 was 3.2% compared to 4.0% in the third quarter of 2019 and 1.3% in the second quarter of 2020.(e)
•	Collection and disposal yield was 2.6% in both the third quarter of 2020 and the third quarter of 2019 compared to 1.6% in the second quarter 2020.
•	Total Company volumes declined 5.0% in the third quarter of 2020, or 5.1% on a workday adjusted basis, compared to growth of 1.9% on a workday adjusted basis in the third quarter of 2019 and a decline of 10.3% in the second quarter of 2020.

Cost Management

•	Operating expenses as a percentage of revenue improved 110 basis points to 60.4% when compared to the third quarter of 2019. The improvement was primarily driven by the Company’s proactive management of costs, which reduced overtime hours and maintenance expenses. In addition, the Company’s continued strategic focus on increasing the compressed natural gas composition of its fleet, combined with lower market prices for diesel fuel, resulted in lower operating costs and improved margins.
•	SG&A expenses were 10.8% of revenue in the third quarter of 2020 compared to 9.7% in the third quarter of 2019. On an adjusted basis, SG&A expenses were 10.1% of revenue in the third quarter of 2020 compared to 9.7% in the third quarter of 2019.(a) The increase in SG&A expenses as a percent of revenue is primarily related to the decline in revenue as well as additional incentive compensation costs and the Company’s intentional accelerated spending on technology.

Profitability

•	Total Company operating EBITDA was $1.10 billion, or 28.5% of revenue, for the third quarter of 2020. On an adjusted basis, total Company operating EBITDA was $1.14 billion, or 29.5% of revenue, for the third quarter of 2020 compared to adjusted operating EBITDA of $1.14 billion and 28.8% of revenue for the same period in 2019.(a)
•	Operating EBITDA in the Company’s collection and disposal business, adjusted on the same basis as total Company operating EBITDA, was $1.27 billion, or 31.2% of revenue, for the third quarter of 2020, compared to $1.30 billion, or 30.9% of revenue, for the third quarter of 2019.

Free Cash Flow & Capital Allocation

•	In the third quarter of 2020, net cash provided by operating activities was $1.03 billion compared to $952 million in the third quarter of 2019, an increase of $77 million, or 8.1%.
•	In the third quarter of 2020, capital expenditures were $343 million compared to $483 million in the third quarter of 2019.
•	In the third quarter of 2020, free cash flow was $691 million compared to $478 million in the third quarter of 2019.(a)
•	The Company paid $230 million of dividends to shareholders.

Fish concluded, “We have taken to heart lessons learned during this pandemic such that we will emerge a stronger, more differentiated company. We’ve learned that we can operate our business with a lower cost structure, and we are holding on to operating efficiencies and cost savings as our volumes recover. Our customer service digitalization investments are unquestionably the right approach, and we have accelerated these efforts to reap the benefits sooner. With further contributions from the acquisition of Advanced Disposal that closed last week and our progress in transforming the recycling business, we are well positioned for a strong finish to the year with positive momentum heading into 2021.”

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(a)	The information labeled "As Adjusted" in the table above, as well as adjusted operating EBITDA margin, adjusted SG&A expenses, and free cash flow are non-GAAP measures. Please see "Non-GAAP Financial Measures" below and the reconciliations in the accompanying schedules for more information.

(b)	Management defines operating EBITDA as GAAP income from operations before depreciation and amortization; this measure may not be comparable to similarly-titled measures reported by other companies.

(c)	For purposes of this press release, all references to "Net income" refer to the financial statement line item "Net income attributable to Waste Management, Inc."

(d)	The Company's 2020 guidance excludes (i) transaction and advisory costs incurred in connection with the acquisition of Advanced Disposal Services, Inc. and (ii) post-closing financial contributions related to the acquisition of Advanced Disposal Services, Inc, including divestiture proceeds.

(e)	Core price is a performance metric used by management to evaluate the effectiveness of our pricing strategies; it is not derived from our financial statements and may not be comparable to measures presented by other companies. Core price is based on certain historical assumptions, which may differ from actual results, to allow for comparability between reporting periods and to reveal trends in results over time. Beginning with the fourth quarter 2019, the Company has updated its core price calculation. With advancements in technology, the Company began collecting additional transactional customer level data, which provides improved clarity of the impact of the Company’s pricing activities. While this does not change the year-over-year core price performance result, the new measure reflects a more precise calculation in the evaluation of revenue changes.

The Company will host a conference call at 10 a.m. (Eastern) today to discuss the third quarter results. Information contained within this press release will be referenced and should be considered in conjunction with the call.

The conference call will be webcast live from the Investors section of Waste Management’s website www.wm.com. To access the conference call by telephone, please dial (877) 710-6139 approximately 10 minutes prior to the scheduled start of the call. If you are calling from outside of the United States or Canada, please dial (706) 643-7398. Please utilize conference ID number 9177824 when prompted by the conference call operator.

A replay of the conference call will be available on the Company’s website www.wm.com and by telephone from approximately 1:00 PM (Eastern) today through 5:00 PM (Eastern) on Monday, November 16, 2020. To access the replay telephonically, please dial (855) 859-2056, or from outside of the United States or Canada dial (404) 537-3406 and use the replay conference ID number 9177824.

about waste management

Waste Management, based in Houston, Texas, is the leading provider of comprehensive waste management environmental services in North America. Through its subsidiaries, the Company provides collection, transfer, disposal services, and recycling and resource recovery. It is also a leading developer, operator and owner of landfill gas-to-energy facilities in the United States. The Company’s customers include residential, commercial, industrial, and municipal customers throughout North America. To learn more information about Waste Management, visit www.wm.com.

Forward-Looking Statements

The Company, from time to time, provides estimates of financial and other data, comments on expectations relating to future periods and makes statements of opinion, view or belief about current and future events. This press release contains a number of such forward-looking statements, including but not limited to, all statements regarding 2020 free cash flow and operating EBITDA margin guidance; future performance or financial results of our business;

responses and impacts of COVID-19; investments, cost structure, efficiencies and volumes; benefits from the acquisition of Advanced Disposal Services, Inc. (“Advanced Disposal”) and results from our recycling business. You should view these statements with caution. They are based on the facts and circumstances known to the Company as of the date the statements are made. These forward-looking statements are subject to risks and uncertainties that could cause actual results to be materially different from those set forth in such forward-looking statements, including but not limited to, increased competition; pricing actions; failure to implement our optimization, growth, and cost savings initiatives and overall business strategy; failure to identify acquisition targets and negotiate attractive terms; failure to consummate or integrate acquisitions; failure to obtain the results anticipated from acquisitions; failure to successfully integrate the acquisition of Advanced Disposal, realize anticipated synergies or obtain the results anticipated from such acquisition; environmental and other regulations, including developments related to emerging contaminants and renewable fuel; commodity price fluctuations; international trade restrictions; weakness in general economic conditions and capital markets; public health risk and other impacts of COVID-19 or similar pandemic conditions, including increased costs, social and commercial disruption, service reductions and other adverse effects on our business, financial condition, results of operations and cash flows; failure to obtain and maintain necessary permits; disposal alternatives and waste diversion; declining waste volumes; failure to develop and protect new technology; failure of technology to perform as expected, including implementation of a new enterprise resource planning system; failure to prevent, detect and address cybersecurity incidents or comply with privacy regulations; significant environmental or other incidents resulting in liabilities and brand damage; significant storms and destructive events influenced by climate change; labor disruptions; impairment charges; and negative outcomes of litigation or governmental proceedings. Please also see the Company’s filings with the SEC, including Part I, Item 1A of the Company’s most recently filed Annual Report on Form 10-K as updated by our subsequent quarterly reports on Form 10-Q, for additional information regarding these and other risks and uncertainties applicable to its business. The Company assumes no obligation to update any forward-looking statement, including financial estimates and forecasts, whether as a result of future events, circumstances or developments or otherwise.

Non-GAAP Financial Measures

To supplement its financial information, the Company has presented, and/or may discuss on the conference call, adjusted earnings per diluted share, adjusted net income, adjusted income from operations, adjusted SG&A expenses, adjusted operating EBITDA, adjusted operating EBITDA margin, and free cash flow, as well as projections of adjusted operating EBITDA margin and free cash flow for 2020. These are non-GAAP financial measures, as defined in Regulation G of the Securities Exchange Act of 1934, as amended. The Company reports its financial results in compliance with GAAP but believes that also discussing non-GAAP measures provides investors with (i) financial measures the Company uses in the management of its business and (ii) additional, meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance and are not representative or indicative of its results of operations.

The Company’s non-GAAP results and projections exclude the impact of our acquisition of Advanced Disposal. In addition, the Company’s projected full year 2020 adjusted operating EBITDA margin is anticipated to exclude the effects of other events or circumstances in 2020 that are not representative or indicative of the Company’s results of operations. Such excluded items are not currently determinable, but may be significant, such as asset impairments and one-time items, charges, gains or losses from divestitures or litigation, and other items. Due to the uncertainty of the likelihood, amount and timing of any such items, the Company does not have information available to provide a quantitative reconciliation of such projection to the comparable GAAP measure.

The Company discusses free cash flow and provides a projection of free cash flow because the Company believes that it is indicative of its ability to pay its quarterly dividends, repurchase common stock, fund acquisitions and other investments and, in the absence of refinancings, to repay its debt obligations. Free cash flow is not intended to replace “Net cash provided by operating activities,” which is the most comparable GAAP measure. The Company believes free cash flow gives investors useful insight into how the Company views its liquidity, but the use of free cash flow as a liquidity measure has material limitations because it excludes certain expenditures that are required or that the Company has committed to, such as declared dividend payments and debt service requirements. The Company defines free cash flow as net cash provided by operating activities, less capital expenditures, plus proceeds from divestitures of businesses and other assets (net of cash divested); this definition may not be comparable to similarly-titled measures reported by other companies.

The quantitative reconciliations of non-GAAP measures to the most comparable GAAP measures are included in the accompanying schedules, with the exception of projected adjusted operating EBITDA margin. Non-GAAP measures should not be considered a substitute for financial measures presented in accordance with GAAP.

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WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Millions, Except per Share Amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Operating revenues	$3,861	$3,967	$11,151	$11,609
Costs and expenses:
Operating	2,332	2,441	6,841	7,182
Selling, general and administrative	416	386	1,218	1,186
Depreciation and amortization	419	404	1,235	1,179
Restructuring	7	1	9	3
(Gain) loss from divestitures, asset impairments and unusual items, net	7	1	68	8
	3,181	3,233	9,371	9,558
Income from operations	680	734	1,780	2,051
Other income (expense):
Interest expense, net	(97)	(105)	(328)	(301)
Loss on early extinguishment of debt	(52)	(1)	(52)	(85)
Equity in net losses of unconsolidated entities	(16)	(14)	(56)	(39)
Other, net	1	1	2	(52)
	(164)	(119)	(434)	(477)
Income before income taxes	516	615	1,346	1,574
Income tax expense	126	120	288	350
Consolidated net income	390	495	1,058	1,224
Less: Net income (loss) attributable to noncontrolling interests	—	—	—	1
Net income attributable to Waste Management, Inc.	$390	$495	$1,058	$1,223
Basic earnings per common share	$0.92	$1.17	$2.50	$2.88
Diluted earnings per common share	$0.92	$1.16	$2.49	$2.86
Weighted average basic common shares outstanding	422.7	424.5	423.1	424.6
Weighted average diluted common shares outstanding	424.6	427.4	425.0	427.4

WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Millions)

(Unaudited)

	September 30,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$703	$3,561
Receivables, net	2,217	2,319
Other	437	329
Total current assets	3,357	6,209
Property and equipment, net	12,846	12,893
Goodwill	6,504	6,532
Other intangible assets, net	450	521
Other	1,615	1,588
Total assets	$24,772	$27,743
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable, accrued liabilities and deferred revenues	$2,639	$2,926
Current portion of long-term debt	167	218
Total current liabilities	2,806	3,144
Long-term debt, less current portion	10,255	13,280
Other	4,554	4,249
Total liabilities	17,615	20,673
Equity:
Waste Management, Inc. stockholders’ equity	7,155	7,068
Noncontrolling interests	2	2
Total equity	7,157	7,070
Total liabilities and equity	$24,772	$27,743

WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Millions)

(Unaudited)

	Nine Months Ended
	September 30,
	2020	2019
Cash flows from operating activities:
Consolidated net income	$1,058	$1,224
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	1,235	1,179
Loss on early extinguishment of debt	52	85
Other	364	289
Change in operating assets and liabilities, net of effects of acquisitions and divestitures	(59)	75
Net cash provided by operating activities	2,650	2,852
Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(3)	(513)
Capital expenditures	(1,238)	(1,532)
Proceeds from divestitures of businesses and other assets (net of cash divested)	20	29
Other, net	(20)	(80)
Net cash used in investing activities	(1,241)	(2,096)
Cash flows from financing activities:
New borrowings	231	4,558
Debt repayments	(3,942)	(502)
Premiums paid on early extinguishment of debt	(30)	(84)
Net commercial paper borrowings (repayments)	597	(1,001)
Common stock repurchase program	(402)	(248)
Cash dividends	(696)	(658)
Exercise of common stock options	49	60
Tax payments associated with equity-based compensation transactions	(34)	(32)
Other, net	(17)	(13)
Net cash (used in) provided by financing activities	(4,244)	2,080
Effect of exchange rate changes on cash, cash equivalents and restricted cash and cash equivalents	1	1
(Decrease) increase in cash, cash equivalents and restricted cash and cash equivalents	(2,834)	2,837
Cash, cash equivalents and restricted cash and cash equivalents at beginning of period	3,647	183
Cash, cash equivalents and restricted cash and cash equivalents at end of period	$813	$3,020

WASTE MANAGEMENT, INC.

SUMMARY DATA SHEET

(In Millions)

(Unaudited)

Operating Revenues by Line of Business

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Commercial	$1,025	$1,069	$3,016	$3,147
Residential	662	661	1,969	1,956
Industrial	709	766	2,027	2,190
Other collection	120	130	347	361
Total collection	2,516	2,626	7,359	7,654
Landfill	946	993	2,707	2,880
Transfer	482	471	1,362	1,357
Recycling	290	245	819	800
Other	458	469	1,297	1,345
Intercompany (a)	(831)	(837)	(2,393)	(2,427)
Total	$3,861	$3,967	$11,151	$11,609

Internal Revenue Growth

	Period-to-Period Change for the Three Months				Period-to-Period Change for the Nine Months
	Ended September 30, 2020 vs. 2019				Ended September 30, 2020 vs. 2019
		As a % of		As a % of		As a % of		As a % of
		Related		Total		Related		Total
	Amount	Business(b)	Amount	Company(c)	Amount	Business(b)	Amount	Company(c)
Collection and disposal	$93	2.6%			$220	2.1%
Recycling commodities (d)	39	16.6			4	0.6
Fuel surcharges and mandated fees	(42)	(27.3)			(118)	(25.3)
Total average yield (e)			$90	2.3%			$106	0.9%
Volume			(197)	(5.0)			(593)	(5.1)
Internal revenue growth			(107)	(2.7)			(487)	(4.2)
Acquisitions			4	—			43	0.4
Divestitures			(1)	—			(3)	—
Foreign currency translation			(2)	—			(11)	(0.1)
Total			$(106)	(2.7)%			$(458)	(3.9)%

	Period-to-Period Change for the Three Months Ended September 30, 2020 vs. 2019		Period-to-Period Change for the Nine Months Ended September 30, 2020 vs. 2019
	As a % of Related Business(b)		As a % of Related Business(b)
	Yield	Volume(f)	Yield	Volume(f)
Commercial	3.4%	(5.7)%	2.5%	(4.9)%
Industrial	3.0	(9.4)	2.5	(9.3)
Residential	3.5	(2.9)	2.6	(2.3)
Total collection	3.2	(5.7)	2.5	(5.2)
MSW	1.9	0.1	2.3	(3.1)
Transfer	3.6	1.4	3.0	(1.0)
Total collection and disposal	2.6%	(5.5)%	2.1%	(5.8)%

(a)	Intercompany revenues between lines of business are eliminated in the Condensed Consolidated Financial Statements included herein.

(b)	Calculated by dividing the increase or decrease for the current year period by the prior year period’s related business revenue adjusted to exclude the impacts of divestitures for the current year period.

(c)	Calculated by dividing the increase or decrease for the current year period by the prior year period’s total Company revenue adjusted to exclude the impacts of divestitures for the current year period.

(d)	Includes combined impact of commodity price variability and changes in fees.

(e)	The amounts reported herein represent the changes in our revenue attributable to average yield for the total Company.

(f)	Workday adjusted volume impact.

WASTE MANAGEMENT, INC.

SUMMARY DATA SHEET
(In Millions)
(Unaudited)

Free Cash Flow (a)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net cash provided by operating activities	$1,029	$952	$2,650	$2,852
Capital expenditures	(343)	(483)	(1,238)	(1,532)
Proceeds from divestitures of businesses and other assets (net of cash divested)	5	9	20	29
Free cash flow	$691	$478	$1,432	$1,349

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Supplemental Data

Internalization of waste, based on disposal costs	68.4%	66.4%	68.4%	66.4%

Landfill amortizable tons (in millions)	28.7	31.2	82.9	91.6

Acquisition Summary (b)

Gross annualized revenue acquired	1	51	3	170

Total consideration, net of cash acquired	1	78	2	513

Cash paid for acquisitions consummated during the period, net of cash acquired	1	71	2	504

Cash paid for acquisitions including contingent consideration and other items from prior periods, net of cash acquired	1	76	4	518

Amortization, Accretion and Other Expenses for Landfills:	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Landfill amortization expense:
Cost basis of landfill assets	$120	$129	$345	$372
Asset retirement costs	28	23	89	68
Total landfill amortization expense	148	152	434	440
Accretion and other related expense	26	26	76	76
Landfill amortization, accretion and other related expense	$174	$178	$510	$516

(a)	The summary of free cash flow has been prepared to highlight and facilitate understanding of the principal cash flow elements. Free cash flow is not a measure of financial performance under generally accepted accounting principles and is not intended to replace the consolidated statement of cash flows that was prepared in accordance with generally accepted accounting principles.

(b)	Represents amounts associated with business acquisitions consummated during the applicable period except where noted.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES
(In Millions, Except Per Share Amounts)
(Unaudited)

	Three Months Ended September 30, 2020
	Income from Operations	Pre-tax Income	Tax Expense		Net Income (a)	Diluted Per Share Amount
As reported amounts	$680	$516	$126		$390	$0.92
Adjustments:
Loss on extinguishment of debt	-	52	13		39
Advanced Disposal transaction and advisory costs	21	21	1		20
Non-cash impairments of assets and other	14	14	3		11
Enterprise resource planning system related costs	6	6	1		5
	41	93	18		75	0.17
As adjusted amounts	$721	$609	$144	(b)	$465	$1.09
Depreciation and amortization	419
As adjusted operating EBITDA	$1,140

	Three Months Ended September 30, 2019
	Income from Operations	Pre-tax Income	Tax Expense		Net Income (a)	Weighted Average Common Shares Outstanding	Diluted Per Share Amount
As reported amounts	$734	$615	$120		$495	427.4	$1.16
Adjustments in connection with pending acquisition of Advanced Disposal:
Transaction and advisory costs	3	8	1		7	-	0.02
Impact of reduced common stock repurchases from planned levels	-	-	-		-	(5.2)	0.01
As adjusted amounts	$737	$623	$121	(b)	$502	422.2	$1.19
Depreciation and amortization	404
Adjusted operating EBITDA	$1,141

(a)	For purposes of this press release table, all references to "Net income" refer to the financial statement line item "Net income attributable to Waste Management, Inc."

(b)	While the Company calculates its effective tax rate based on actual dollars, an approximate effective tax rate can be calculated by dividing the Tax Expense amount in the table above by the Pre-tax Income amount. The adjusted effective tax rate was 23.7% and 19.4% for the quarter ended September 30, 2020 and 2019, respectively.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES
(In Millions)
(Unaudited)

	Three Months Ended
	September 30, 2020		September 30, 2019
Adjusted SG&A Expenses and Adjusted SG&A Expenses Margin	Amount	As a % of Revenues	Amount	As a % of Revenues
Operating revenues, as reported	$3,861		$3,967

SG&A expenses, as reported	$416	10.8%	$386	9.7%
Adjustments:
Advanced Disposal transaction and advisory costs	(21)		(3)
Enterprise resource planning system related costs	(6)		-
Adjusted SG&A expenses	$389	10.1%	$383	9.7%

2020 Projected Free Cash Flow Reconciliation (a)
	Scenario 1	Scenario 2
Net cash provided by operating activities (b)	$3,500	$3,600
Capital expenditures	(1,600)	(1,650)
Proceeds from divestitures of businesses and other assets (net of cash divested) (b)	25	35
Free cash flow (b)	$1,925	$1,985
Advanced Disposal transaction and advisory costs	100	115
Free cash flow (excl. Advanced Disposal transaction and advisory costs)	$2,025	$2,100

(a)	The reconciliation includes two scenarios that illustrate our projected free cash flow range for 2020. The amounts used in the reconciliation are subject to many variables, some of which are not under our control and, therefore, may not be indicative of actual results. The Company's 2020 guidance excludes (i) post-closing financial contributions from the acquisition of Advanced Disposal and (ii) the after-tax proceeds from the divestiture of Advanced Disposal and Waste Management assets required by the U.S. Department of Justice.

(b)	We and Advanced Disposal entered into a Divestiture Agreement that provided for GFL Environmental Inc. to acquire a combination of assets from us and Advanced Disposal to address divestitures required by the U.S. Department of Justice in connection with the Advanced Disposal acquisition. On October 30, 2020, the transactions contemplated by the Divestiture Agreement were consummated and the Company received cash proceeds from the sale of $856.4 million, subject to certain post-closing adjustments. As noted above, these divestiture proceeds are excluded from this reconciliation. The taxes to be paid on the gain on divestiture are subject to further assessment; accordingly, we have also excluded the estimated tax payments, which will reduce net cash provided by operating activities for 2020.